UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2005

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2005, FuelCell Energy, Inc. promoted R. Daniel Brdar to the position of Executive Vice President and Chief Operating Officer. Mr. Brdar will be responsible for manufacturing and non-manufacturing operations for FuelCell Energy’s DFC products. Brdar, 45, joined FuelCell Energy in 2000 as Vice President of Product Development. For the past two years, Brdar led the product development and commercial cost-out efforts of FuelCell Energy. He will continue to lead these areas, and his newly expanded role will include customer service, project management, procurement and manufacturing of FuelCell Energy’s core DFC products.

In February 2005, FuelCell Energy entered into an Employment Agreement with Mr. Brdar pursuant to which Mr. Brdar is entitled to an annual base salary of $250,000 and a bonus based upon FuelCell Energy’s Incentive Compensation Plan. In addition, FuelCell Energy granted Mr. Brdar options to purchase 250,000 shares of common stock. If Mr. Brdar’s employment is terminated in the event of a change of control of FuelCell Energy or without cause, Mr. Brdar will be entitled to a severance benefit equal to one year’s salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: February 18, 2005	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer